Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520

October 26, 2010

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form S-1/A of our report dated October 1, 2010, relating to the financial statements of iTrackr, Inc. for the years ended December 31, 2009 and 2008.

Certified Public Accountants

1200 CONCORD AVENUE, SUITE 250, CONCORD, CA 94520 ● (925) 603-0800 ● (925) 603-0804 FAX

Members Of The american Institute Of Certified Public Accountants,
The Center For Public Company Audit Firms,
And The California Society Of Certified Public Accountants,
Registered With The Public Company Accounting Oversight Board